UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015 (December 30, 2014)

Ener-Core, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 Toledo Way, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 616-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On December 30, 2014, Ener-Core Inc. (the “Company”) held its Annual Meeting of Shareholders.  Set forth below is a brief description of each matter voted upon at the meeting and the final voting results with respect to each matter.

1.	The following individuals were nominated in 2014 to serve until the Annual Meeting of Shareholders for the fiscal year ending December 31, 2015 and until such director’s respective successor is elected or qualified, or until such director’s earlier death, resignation or removal from office. All of the nominees were elected. The results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Hammons	60,624,583	198,351	28,562,257
Alain J. Castro	60,611,473	211,461	28,562,257
Christopher J. Brown	60,625,083	197,851	28,562,257
Jeffrey A. Horn	60,788,783	34,151	28,562,257
Bennet P. Tchaikovsky	60,610,583	212,351	28,562,257
Ian C. Copeland	60,777,383	45,551	28,562,257

2.	The appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified. The results were as follows:

Votes For	87,893,230
Votes Against	64,866
Abstain	1,427,095

3.	The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation. The results were as follows:

Votes For	59,581,248
Votes Against	280,190
Abstain	961,496
Broker Non-Votes	28,562,257

4.	The Company’s shareholders recommended, on an advisory basis, the holding of future advisory votes on named executive officer compensation every one year. The results were as follows:

One Year	36,786,653
Two Years	712,825
Three Years	23,390,030
Abstain	33,422
Broker Non-Votes	28,562,257

Based on the voting results for proposal number 4 above for which Company shareholders approved, on an advisory basis, the holding of future advisory votes on executive compensation (“say on pay”) every one year, the Company intends to hold future say on pay advisory votes every year, until the next shareholder vote on say on pay frequency.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ener-Core Inc. (Registrant)

Dated: January 5, 2015	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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